As filed with the Securities and Exchange Commission on March 18, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COUPANG, INC.
(Exact name of Registrant as specified in its charter)

Delaware	27-2810505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Tower 730, 570, Songpa-daero, Songpa-gu, Seoul
Republic of Korea
05510
+82 (2) 6150-5422
(Address of principal executive offices, including zip code)
Coupang, LLC Third Amended and Restated 2011 Equity Incentive Plan
(Full title of the plan)
Bom Suk Kim
Chief Executive Officer
Coupang, Inc.
Tower 730, 570, Songpa-daero, Songpa-gu, Seoul
Republic of Korea
05510
+82 (2) 6150-5422
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Eric C. Jensen Calise Y. Cheng Natalie Y. Karam Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Emily Epstein Coupang, Inc. Tower 730, 570, Songpa-daero, Songpa-gu, Seoul Republic of Korea 05510 +82 (2) 6150-5422
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.0001 par value per share(3)	29,700,836	$35.00	$1,039,529,260	$113,413
(1)Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the stock option awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Class A common stock.
(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the initial public offering price of the Registrant’s Class A common stock of $35.00 per share as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-253030), as amended, declared effective on March 10, 2021.
(3)Represents 29,700,836 shares of Class A common stock under the Coupang, LLC Third Amended and Restated 2011 Equity Incentive Plan, as amended (the “2011 Plan”), issued to certain employees who were employed by the Registrant as of December 31, 2020 upon exercise of stock option awards.

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Coupang, Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that were employees of the Registrant as of December 31, 2020 (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
COUPANG, INC.
29,700,836 Shares of Class A Common Stock
This prospectus relates to 29,700,836 shares of Class A common stock, par value $0.0001 per share (the “Shares”), of Coupang, Inc., which may be offered from time to time by certain stockholders who were employees as of December 31, 2020 (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our employee benefit plans.
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CPNG.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on March 10, 2021, was $35.00 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 4 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 18, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.
Our design logos, “Coupang,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are our property or our affiliates’ property. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners. Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Coupang” refer to Coupang, Inc. and our consolidated subsidiaries.

THE COMPANY
Coupang, Inc.
We are building the next generation experience for e-commerce. We believe that by investing for the long term in technology and infrastructure with a fanatical culture of customer centricity, we are delivering a superior customer experience at a lower cost and are continuing to redefine standards for e-commerce worldwide.
Historically, online shopping has forced customers to accept various compromises. E-commerce is convenient, but shipping times can be long and inconsistent. Services promising faster shipping often force us to choose from a fraction of the selection, order before early cut-off times, pay higher fees or prices, or all of the above. And, after delivery, we accept the hassle of cardboard disposal and cumbersome returns as the price of e-commerce convenience.
We set out to address these tradeoffs and transform the customer experience.
Our efforts have centered on building an end-to-end integrated system of technology and infrastructure, which drive our ability to deliver a superior customer experience, launch new offerings, and offer effective merchant solutions.
Our complete integration enables us to control and improve the entire experience, from the customer app to the delivery of the order at the customer’s door, while increasing efficiency and lowering price for customers. It required billions of dollars of investment in technology and infrastructure, exceptional execution, and most importantly, an innovation-focused culture driven to raise our customers’ expectations forever and lead them to wonder “How did I ever live without Coupang?”
Corporate Information
We were initially formed in 2010 as Coupang, LLC, a Delaware limited liability company. In connection with our initial public offering, Coupang, LLC was converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Coupang, Inc. Our principal executive offices are located at Tower 730, 570, Songpa-daero, Songpa-gu, Seoul, Republic of Korea, 05510. Our telephone number is +82 (2) 6150-5422.
Our website address is http://www.aboutcoupang.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
Summary Risk Factors
Investing in our Class A common stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as further described below. The occurrence of any such risks could adversely affect our business, financial condition, results of operations, and prospects. The principal factors and uncertainties that make investing in our Class A common stock speculative or risky include, among others:
•our results of operations may fluctuate significantly, which makes our future results of operations difficult to predict and could cause our results of operations to fall below expectations;
•we may be unable to effectively manage the continued growth of our workforce and operations, including the development and management of new business initiatives;
•our business is rapidly evolving, and we plan to continue to forgo short-term financial performance for long-term growth, which makes it difficult to evaluate our future prospects and predict our future results of operations, including our revenue growth rate;

•we have a history of net losses, including $(475) million, $(699) million, and $(1,098) million for fiscal years ended December 31, 2020, 2019, and 2018, respectively, as well as an accumulated deficit of $(4,118) million as of December 31, 2020, and we may not be able to generate sufficient revenue to achieve or maintain profitability in future periods;
•if we were to lose the services of members of our senior management team, we may not be able to execute our business strategy;
•the COVID-19 pandemic may adversely affect our business, operations, and the markets and communities in which we, our customers, suppliers, merchants, and advertisers operate;
•we face intense competition and could lose market share to our competitors if we do not innovate or compete effectively;
•because some of our operations are subject to Korean law, there are circumstances in which certain of our Korean affiliates’ executive officers may be held either directly or vicariously criminally liable for the actions of our Korean affiliates or our Korean affiliates’ executives and employees;
•some of our operations are subject to certain detailed and complex fair trade, labor, employment, and workplace safety laws and regulations, which continue to evolve and have and will continue to affect our operations and financial performance, could subject us to costs and penalties, and may affect our reputation;
•harm to our Coupang brand or our associated brands and marks or reputation may occur if our suppliers or merchants use unethical or illegal business practices, such as the sale of counterfeit or fraudulent products, or if our protocols with respect to such sales are perceived or found to be inadequate, which may also subject us to possible sanctions or penalties;
•any significant interruptions or delays in service on our apps or websites, or any undetected errors or design faults, could result in limited capacity, reduced demand, processing delays, and loss of customers, suppliers, or merchants;
•any failure to protect our apps, websites, networks, and systems against security breaches or otherwise protect our confidential information could damage our reputation and brand and may subject us to possible sanctions or penalties;
•any failure to comply with privacy laws or regulations, or to fulfill privacy-related customer expectations in the jurisdictions where we operate, could damage our reputation and brand and business and may subject us to possible sanctions or penalties;
•we rely on Coupang Pay to conduct a substantial amount of the payment processing. If Coupang Pay’s services were limited, restricted, curtailed, or degraded in any way, or become unavailable to us or our customers for any reason, our business may be adversely affected;
•international relations, including escalations in tensions with North Korea, could adversely affect the Korean or global economies and demand for our products and services; and
•the dual class structure of our common stock will have the effect of concentrating voting control with Bom Suk Kim. This voting control will limit your ability to influence the outcome of important transactions and to influence corporate governance matters.
If we are unable to adequately address these and other risks we face, our business may be harmed. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-253030), filed with the Securities and Exchange

Commission on March 9, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus.

RISK FACTORS
An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-253030), filed with the Securities and Exchange Commission on March 9, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition, and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in or incorporated by reference this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the COVID-19 pandemic and its impact on our business, operations, and the markets and communities in which we, our customers, suppliers, and merchants operate;
•our expectations regarding our future operating and financial performance;
•the continued growth of the e-commerce market and the increased acceptance of online transactions by potential customers;
•the size of our addressable markets, market share, and market trends;
•our ability to compete in our industry;
•our ability to manage expansion into new markets and offerings;
•our ability to effectively manage the continued growth of our workforce and operations;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to retain existing suppliers and merchants and to add new suppliers and merchants;
•our suppliers’ and merchants’ ability to supply high-quality and compliant merchandise to our customers;
•our relationship with our employees and the status of our workers;
•our ability to maintain and improve our leading market position in Korea;
•our ability to operate and manage the expansion of our fulfillment and delivery infrastructure;
•the effects of seasonal trends on our results of operations;
•our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates;
•our ability to attract, retain, and motivate skilled personnel, including key members of our senior management;
•our ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to our business both in Korea and internationally and our expectations regarding various laws and restrictions that relate to our business;
•the anticipated cost of food, energy, labor, and other costs associated with our business;
•the increased expenses associated with being a public company; and

•our intended use of the net proceeds from our initial public offering.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporation by reference herein.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or incorporated by reference or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our Class A common stock as of February 26, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder include an aggregate of 29,700,836 outstanding Shares acquired upon the exercise of certain options by certain of our employees who were employed by us as of December 31, 2020. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 26, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
We have based percentage ownership of our Class A common stock prior to this offering on 1,522,889,264 shares of our Class A common stock (including shares of our convertible preferred stock on an as-converted basis) outstanding as of February 26, 2021.
The percentage ownership of our Class A common stock before this offering also reflects the issuance and sale of 100,000,000 shares by us in our initial public offering, the sale of 30,000,000 shares by the selling stockholders in our initial public offering, and the issuance of 171,750,446 shares of Class A common stock on March 15, 2021 upon the automatic conversion of the principal and interest under our 2018 convertible notes.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Coupang, Inc., Tower 730, 570, Songpa-daero, Songpa-gu, Seoul, Republic of Korea 05510.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Other Selling Stockholders(2)	171,292	*	154,782	16,510	*
Named Selling Stockholders(3)	36,777,534	2.4%	29,546,054	7,231,480	*
____________
*Represents beneficial ownership of less than 1%.
(1)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering.
(2)Includes 212 unnamed non-affiliate persons, each of whom beneficially owns less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our Class A common stock.
(3)Includes the following 1,891 named non-affiliate persons, each of whom beneficially owns at least 1,000 Shares: Amir Reza Aghamousa Farashi, Suk Min Ahn, Su Hwan Ahn, Woo Seon Ahn, Hyun Jin Ahn, Soo Hyun Ahn, Hang Min Ahn, Jun Suk Ahn, Ki Dong Ahn, So Ra Ahn, Byung Hyun Ahn, Eun Kyoung Ahn, Jung Ah Ahn, Chang Ho Ahn, Byung Yeon Ahn, Sung Joon Ahn, Woo Seong Ahn, Jae Hyeong Ahn, Andrei Alikov, Jae Hyouk An, Byung Kyu An, Hye Min An, Tae Young An, Ah Young An, Sang Jin An, June Seok An, Lynn Arnold, Amit Arora, Ankit Arora, Dae Hwan Bae, Jung Hwan Bae, Ho Yeon Bae, Sung Yeol Bae, Min Hee Bae, Jong Woon Bae, Pil Ju Bae, Hyeon Sung Baek, Seung Yong Baek, Nam Jip Baek, So Yi Baek, Hyeon

Chang Baek, Un Yong Baek, Jong Hoon Baek, Seo Yeong Baek, Seung Ah Baek, Kyeong Nyeong Baek, Kyung Mi Baek, In Chul Baek, Chengzhe Bai, Qingqing Bai, Lianxi Bai, Seong Hyeon Bak, Pankesh Bamotra, Jae Min Bang, Han Byul Bang, Jong Won Bang, Ji Hyun Bang, Yuezhong Bao, Xinli Bao, Shiyou Bao, Olga Batievskaya, Min Seung Beak, Griffin Bell, Bijoy Bordoloi, William Breslin, Jonathan Burks, Ji Su Byeon, Pyong An Byon, Jin Seok Byun, Nu Ri Byun, Jun Seok Byun, Thomas Cai, Ju Cai, Nannan Cai, Joseph Castelli, Tiziano Cembali, Myung Sun Cha, Eun Ju Cha, Hye Joon Cha, Dong Myung Cha, Min Hyung Cha, Min Young Cha, Eun Ju Chae, Kyung Wook Chae, Sandipan Chakraborty, Narayan Chalasani, Peter Chang, Ji Ho Chang, Hee Jin Chang, Jeff Chang, Catherine Chang, Min Jung Chang, Seung Jun Chang, Jie Young Chang, Amit Chaturvedi, Xin Che, Zhan Chen, Xiang Chen, Ian Chen, Bo Chen, Kang Chen, Yingying Chen, Shanshan Chen, Guoqiang Chen, Zhizhen Chen, Juan Cheng, Myung Pil Cheon, Dae Geon Cheon, Ji Hee Cheon, Hae Sang Cheong, Cheng Ing Chia, Anna Chidrome, Sairam Chinta, Irwin Chiu, Hyun Ju Cho, Hyung Joon Cho, Ji Hun Cho, Sung Won Cho, Dong Ho Cho, Jong Wan Cho, Nam Woong Cho, Seung Pyo Cho, Yong Gwan Cho, Woo Jin Cho, Seung Woo Cho, Kuk Hwa Cho, Myoung Eun Cho, Su Bin Cho, Hye Young Cho, Hee Jung Cho, Jun Hui Cho, Sang Rae Cho, Young Hoon Cho, Ah Ra Cho, Hyeong Cheol Cho, Su Jung Cho, Jinkyung Cho, Chang Hui Cho, Young Gu Cho, Dong Hee Cho, Kyung Taek Cho, In Sang Cho, Min Young Cho, Seung Kyu Choi, Hee Wook Choi, Jee Hwa Choi, Yun Ji Choi, Yoon Kyung Choi, Jae Young Choi, Eunjung Choi, Jin Young Choi, Woo Sung Choi, Eun Kyung Choi, Soo Kyung Choi, Lee Kyu Choi, Jin Wook Choi, Da Mi Choi, Jin Young Choi, Young Je Choi, Ha Young Choi, Won Hee Choi, In Suk Choi, Kang Ho Choi, Ji You Choi, Sun Young Choi, Sung Jae Choi, Jae Moon Choi, Bo Mi Choi, Yong Jae Choi, Yoo Jin Choi, Seong Soo Choi, A Reum Choi, Yong Eun Choi, Seok Ju Choi, Sung Mi Choi, Soo Yeon Choi, In Hwan Choi, Hye Leen Choi, Chae Up Choi, Young Kyu Choi, Yong Seok Choi, Hyun Seo Choi, Dong Joo Choi, Young Hun Choi, Kwang Berm Choi, Su Jeong Choi, Jong Hyun Choi, Byur Yi Choi, Sung Hwan Choi, Hyen Ju Choi, Jin Choi, You Soo Choi, In Ho Choi, Hee Do Choi, Jeong Uk Choi, Se Eun Choi, Moon Kwan Choi, Jae Won Choi, Chang Moon Choi, Chang Woo Choi, Sung Hoon Choi, Young Jun Choi, Jung Il Choi, Ji Hwan Choi, Ka Hui Choi, Kwang Young Choi, Hyun Jun Choi, Jin Sung Choi, Ko Eun Choi, Jung Eun Choi, Jong Jin Choi, Jong Hyung Choi, Hwang Choi, Yeon Ji Choi, Jean Chung Chow, EunJung Chuen, Hyo Eun Chun, Hong Sik Chun, Jin Hyung Chung, Jonathan Chung, Won Hee Chung, Uhyon Chung, Min Hee Chung, Hye Jin Chung, Hae Won Chung, Young Hoon Chung, Eun Ha Chung, Jae Hyon Chung, Min Hea Chung, Anthea Elizabeth Collins, Jarnigan Jacob Cook, Yu Cui, Xiaohua Cui, Jie Cui, Hongtao Dai, Marzi Damania, Nishant Daruka, Herbert David, Kai Deng, Ke Deng, Hyun Wook Do, Yong Wook Do, Eric Donelan, Himanshu Doshi, Baskar Durairaj, Allen Jason Edgar, Nanda Kishore Emani, John Engle, Jin Sung Eo, Sung Kwon Eom, Yoseph Eom, Kyung Jin Eom, Sung Hwan Eum, Sa Min Eun, Zhuang Fan, Kraldon Ferch, Andrew Patrick Fish, Rao Fu, Na Fu, Guiyan Fu, Kamal Gajendran, Ignacio Gallegos, Swaroop Gandikota, Fan Gao, Pengcheng Gao, Yan Geng, Gi Yong Gil, Charles Jordan Gilliland, Dae Seong Go, Dong Seong Go, Nuri Mehmet Gokhan, Xiaowei Gong, Li Gong, Tiffany Gonzalez, Nam Yeong Goo, Justin T Griebe, Amit Grover, Xiaolei Gu, Ja Mun Gu, Bin Gu, Xingzhu Gu, Hee Sik Gu, Nicholas Gunadi, Hongyu Guo, Jin Gyung Gwon, Chang Hoon Ha, Hyun A Ha, Sang Min Ham, Gil Seon Han, Jong Hyo Han, Ho Tae Han, Kun Soo Han, Min Ho Han, Min Kyu Han, Byung Suk Han, Seung Hee Han, Min Kyung Han, Jeong Hyun Han, Byoung Ho Han, Jung Min Han, Min Seok Han, Su Chol Han, Hwan Duck Han, In Kyoung Han, Eun Jeong Han, Jeongsoo Han, Jeong Wook Han, Chang Won Han, Su Jeong Han, Jeong Yun Han, I Seul Han, Yoon Chul Han, Ju Seong Han, Sang Kyu Han, Tae Min Han, Chang Hwan Han, Ho Han, So Yeon Han, Kun Yong Han, Ji Hee Han, Sung Soon Han, Su Jeong Han, Beom Hee Han, Deirdre Hazelton, Xiaohe He, Yulin He, Myeong Seong Heo, Tae Hoon Heo, Won Beom Heo, Tae Hoon Heo, Moon Young Heo, A Reum Hoang, Gerald Hoe, Ross D Hollopeter, Joon Shik Hong, Seon Sook Hong, Jee Sun Hong, Jun Seo Hong, Hyung Joon Hong, Seok Han Hong, Sun Young Hong, Sang Pyo Hong, Sung Joo Hong, Seung Hee Hong, Min Ki Hong, Sung Soon Hong, Yea Darm Hong, Doo Sun Hong, Sung Il Hong, Se Young Hong, Hyong Gi Hong, Hyun Jun Hong, Seung Bo Hong, Yu Hou, Huanhai Hu, An'an Hu, Mingjuan Hu, Eun Ae Hu, Emily Hua, Jun Huang, Yu Huang, Yan Huang, Zhuowei Huang, Xiaojun Huang, Chuang Huang, Li Huang, Zhaopeng Huang, Fang Huang, Yoon Min Huh, Sung Ki Hur, Yeon Woo Hur, Seung Gyon Hur, Won Hur, Min Ho Hwang, Leon Kyuwoon Hwang, In Hye Hwang, Jung In Hwang, Jae Keon Hwang, Ah Reum Hwang, Su Hwan Hwang, So Young Hwang, Hee Jin Hwang, Jae Sic Hwang, Ji Won Hwang, Dong Kyo Hwang, Eun Kyoung Hwang, In Sun Hwang, Seu Ri Hwang, Min Cheol Hwang, Yo Han Hyun, Yeo Jin Hyun, Kyung Hyun, John Ihm, Dae Gyun Im, Jun Hyeong Im, Soo Bin Im, Se Yong In, Vikas Kiranraj Jain, Yong Seok Jang, Joo Ran Jang, Nam Kyu Jang, Mi Sun Jang, Jae Man Jang, Moon Sun Jang, Jee Hyun Jang, Ki Woong Jang, Jae Gwan Jang, Kook Hyun Jang, Dae Yong Jang, Young Hoon Jang, Suk Joon Jang, Yun Seong

Jang, Yun Seok Jang, Seong Eun Jang, Hye Kyung Jang, Yong Joon Jang, In Sun Jang, Yun Hee Jang, Myung Hoon Jang, Min Ji Jang, Min Woo Jang, Yoo Jung Jang, Ha Young Jang, Kee Hwan Jang, Hyeok Cheol Jang, Hyun Shik Jang, Eun Ho Jang, Chae Yeon Jang, Seung Chae Jang, Seok Hwa Je, Keon Woo Jeon, Seong Jong Jeon, Hyung Won Jeon, Je Hyun Jeon, Han Saem Jeon, Ye Hwan Jeon, Min Kyu Jeon, Sang Hyun Jeon, Hyun Jin Jeon, Han Sem Jeon, Se Goo Jeon, Nai Young Jeon, Su Jeong Jeon, Young Hoon Jeong, Seung Ho Jeong, Seong Hoon Jeong, Jun Oh Jeong, Seong Moon Jeong, Ki Hyun Jeong, Hyun Ju Jeong, Gyeong Min Jeong, Dae Geun Jeong, Jae Ho Jeong, Jun Il Jeong, Hee Ju Jeong, Hai Woon Jeong, Ha Jeong Jeong, Yeon Sug Jeong, Na Ri Jeong, Jae Hoon Jeong, Cheol Ho Jeong, Young Kyo Jeong, Yu Ri Jeong, Jin Won Jeong, Young Min Jeong, Jong Yun Jeong, No Jin Jeong, Ji Seon Jeong, Chang Kwon Jeong, O Jeong Jeong, Deok Young Jeong, Jong Gil Jeong, Seung Man Jeong, Bo Ram Jeong, Yoon Ji Jeong, Jun Young Jeung, Sung Ho Ji, Jialu Ji, Hoon Jin Ji, Young Min Ji, Eun Jin JI, Seo Jin Ji, Yu Jin Ji, Rui Jiang, Haitao Jiang, Yanyang Jiang, Qiong Jiang, Hui Jiang, Ming Jin, Chang Geun Jin, Seung Ean Jin, Kyeong Suk Jin, Kyu Eon Jin, Xiang Hwa Jin, Xianglan Jin, In Ho Jin, Se Young Jin, Chengxi Jin, Yunfei Jing, Ae Hui Jo, Seon Ryong Jo, Yehwanelle Jo, Yong Jo, Bo Hyun Jo, Yun Sun Jo, Yeon Jung Jo, Hyoung Seok Jo, Hong Gwi Joo, Sung Won Joo, Hyun Ah Joo, Jay Thomas Jorgensen, Youn Su Ju, Young Kwang Ju, Hong Rang Ju, SoJung Ju, Sang Min Jun, Sun Gyu Jun, Yu Kyung Jun, Young Jin Jun, Hee Chan Jun, Jae Woong Jun, Hyun Wook Jun, Soo Kyung Jun, Jae Hong Jun, Sang Yeop Jung, Jae Hwa Jung, Dongsik Jung, Heejoon Jung, Hyun Yop Jung, Song Kyun Jung, Un Gi Jung, Ho Suk Jung, Joon Young Jung, Soon Woong Jung, Min Chul Jung, Gi Dong Jung, Ji Young Jung, Allen J Jung, Hyun Wk Jung, Yun jik Jung, Hyo Jin Jung, Yun Kyung Jung, Doyoun Jung, Tae Hyun Jung, Min Woong Jung, Bo Ram Jung, Hyo Min Jung, Young Jae Jung, Hyo Jin Jung, Hee Choon Jung, Hyo Jong Jung, Tae Won Jung, Mi Gyeong Jung, Woong Jin Jung, Min Ho Jung, Mi Young Jung, Noo Ree Jung, Yong Hun Jung, Eun Young Jung, Hye Moon Jung, Hye Yeon Jung, Yu Ri Jung, Seung Jae Jung, Min Gu Jung, Kyung Eun Jung, Prakash Kadel, Jinal Dhansukh Kagathara, Thimma Reddy Kalva, Karthik Kambham, Hyun Oh Kang, Jung Soo Kang, Bo A Kang, Byung Hwa Kang, Jung Min Kang, Young Shin Kang, Jin Mook Kang, In Joo Kang, Seung Hun Kang, Ji Yeon Kang, Kyung Young Kang, Ju Hee Kang, Ku Kang, Dae Sung Kang, Yu Sung Kang, Dae Kwon Kang, Ki Seok Kang, Yoen ju Kang, Myung Hee Kang, Young Su Kang, Ji Hoon Kang, Joo Young Kang, Ha Dong Kang, Bo Mi Kang, Soo Ji Kang, Jun Mo Kang, Hye Min Kang, Soo Hyun Kang, Hee Sung Kang, Sachin Kapur, Han Joo Kee, Todd Keller, Hara Rama Krishna Ketha, Chang Ho Keum, Antara Khastgir, Yoon Ki, Hye Ran Kil, Ji Sun Kil, TJ Kim, Yoo Suk Kim, Jin Yong Kim, Kee Jung Kim, Min Ah Kim, Sun A Kim, Young Tai Kim, Myeong Gyu Kim, Jae Young Kim, Soo Hyun Kim, Myung Kwon Kim, Si Moon Kim, Bo Jun Kim, Sungho Kim, Sang Hoon Kim, Hyun Sook Kim, Jin Tae Kim, Sun Wook Kim, Eun Hye Kim, Benjamin Hyunjun Kim, Pil Su Kim, Jennifer O Kim, Binna Kim, Jin Woo Kim, Sang Ryul Kim, Seung Tae Kim, Ji Eun Kim, Sung Hee Kim, Hyun Man Kim, Du Hyeong Kim, Tae Kyung Kim, Sung Ho Kim, Seokhyun Kim, Si Nae Kim, Yong Jin Kim, Seon Ah Kim, Mi Hye Kim, Young Jin Kim, Tae Hoon Kim, Young Ung Kim, Dong Youl Kim, Ji Hoon Kim, Seung Su Kim, Ji Hyun Kim, Woong Kim, Joong Hoon Kim, Jong Jun Kim, Tae Ho Kim, Sung Woong Kim, Taehyun Tommy Kim, Eun Young Kim, Sang Hoon Kim, Ji Hyeon Kim, Hyun Jin Kim, Kyong Eun Kim, Mi Hwa Kim, Se Woon Kim, Sung Eun Kim, Hong Gyem Kim, Tina Kim, Jeonghwan Kim, Young Jin Kim, Sang Eun Kim, Woo Jin Kim, Bok Hyeon Kim, Jae Choon Kim, Jin Kwang Kim, Su Yeon Kim, Yun Jo Kim, Young Kim, Beom Kim, Dong Min Kim, Mi Li Kim, Min Hyae Kim, Jin Oh Kim, Chul Min Kim, Hye Min Kim, Hye Mi Kim, Jee Youn Kim, Da Young Kim, Kyoung Hwan Kim, Ha Na Kim, Min Jae Kim, Se Young Kim, Tae Hoon Kim, Bo Ra Kim, Sang Hun Kim, Beoumsuk Kim, Ji Hee Kim, Tae Yeop Kim, Yu Jin Kim, Eun Sol Kim, Seong Eun Kim, Min Sun Kim, Yong Hwan Kim, Dae Il Kim, Jin Yong Kim, Min Jeong Kim, Sa Young Kim, Hyun Dong Kim, Seung Hwan Kim, Min Ji Kim, Eun Hye Kim, Dong Eun Kim, Hyung Soo Kim, Hyo Jin Kim, Taek Jae Kim, Jun Seon Kim, Hyun Jung Kim, Byul Kim, Simon Kim, Joo Yeon Kim, Yun Seong Kim, Jin Kug Kim, Hyun Kim, Da Som Kim, Dong Il Kim, Jamie Kim, Bo Min Kim, Young Wook Kim, Hyeong Gu Kim, Mi Hye Kim, Ju Hee Kim, Yong Geon Kim, You Kyeong Kim, Phil Woo Kim, Sung Hwan Kim, Yun Jung Kim, So Yeon Kim, Tae Suk Kim, Seon Young Kim, Jong Hak Kim, Sue Hye Kim, Jun Sik Kim, Tae Soo Kim, Mi Ji Kim, Jung Hyun Kim, Seon Ung Kim, Kyung Ah Kim, Jin Hwan Kim, Myoung Kyoung Kim, Seo Yoon Kim, Sung Keun Kim, Jeong Woo Kim, Young Rok Kim, So Young Kim, Young Jun Kim, Tae Eun Kim, Tae Woo Kim, Hyeon Kim, Hyun Seung Kim, Sung Gu Kim, Jong Sup Kim, Seong Gon Kim, Ji Eun Kim, Chang Yong Kim, Hyo Sun Kim, Tae Sik Kim, Bo Kyung Kim, Hyeong Gi Kim, Su Yeub Kim, Cho Hee Kim, Hee Jung Kim, Hye Eun Kim, Ji Won Kim, Ji Yoon Kim, So Hee Kim, Bussem Kim, Sung Il Kim, Jung Pyo Kim, Yu Min Kim, Kyeong Joo Kim, Yeon Soo Kim, Seong Eun Kim, Jung Min Kim, Ye Jin Kim, Min Jun Kim, Ju Yong Kim, Min Woo Kim, Jong Bin Kim, Hyun Jung

Kim, Si Seong Kim, Hyun Myung Kim, Sang Bum Kim, Su Kyoung Kim, Yong Jun Kim, Eun Chun Kim, Tae Hyung Kim, Yu Na Kim, Hyun Joong Kim, So Yeon Kim, Nam Hee Kim, Hyun Su Kim, Bo Mi Kim, Gun Woo Kim, Hwi Soo Kim, Yoo Na Kim, Mun Hwan Kim, Tae Hee Kim, Eun Jee Kim, Hyun Jeong Kim, Hyun Jong Kim, Na Rae Kim, Kyung Hwan Kim, Tae Young Kim, Yea Ryung Kim, Yong Jip Kim, Yun Young Kim, Ji Yoon Kim, Ki Taek Kim, Ki Soo Kim, Kuk Hyun Kim, Sung Hun Kim, Seung Wan Kim, Jae Hyun Kim, Se Hyun Kim, Ki Hoon Kim, Bo Yeon Kim, Min Kim, Jin Bae Kim, Dong Hoon Kim, Yeon Jeong Kim, Hak Sung Kim, Ga Yeon Kim, Yu Kyung Kim, Se Min Kim, Se Young Kim, Sang Joon Kim, Hee Joong Kim, Ga Eun Kim, Jae Ho Kim, Se Jin Kim, Na Yun Kim, Seon Il Kim, Hyoung Seok Kim, Yu Ri Kim, Ji Young Kim, Han Sol Kim, Hyun Yong Kim, Se Hwan Kim, Seo Young Kim, Min Jun Kim, Hye Jin Kim, Min Seok Kim, Ye Sol Kim, Young Ji Kim, Seung Tae Kim, Seung Yeon Kim, Dan Ha Kim, Ji Ye Kim, Sung Ju Kim, Tae Young Kim, Sun Young Kim, Hyun Kim, Ki Hyun Kim, Young Hwan Kim, Dal Nim Kim, Eun Joo Kim, Yoon Ho Kim, Dong Kyu Kim, Dae Young Kim, Yu Ju Kim, Yi Jin Kim, Sung Jin Kim, Sung Eun Kim, Jeong Eun Kim, Gi Rak Kim, Seo Woo Kim, Tae Won Kim, Hyung Tak Kim, Jong Rak Kim, Hyun Jun Kim, Won Ung Kim, Bum Soo Kim, Jin Seon Kim, Dong Wook Kim, Tae Hyoung Kim, Kyu Youn Kim, Jee Hyun Kim, Yil Kyu Kim, Shin Hyung Kim, Dong Sook Kim, Min Uk Kim, Young Mook Kim, Eun Kwon Kim, Do Hyeong Kim, Jong Tae Kim, Yong Min Kim, Hyun Jung Kim, Young Jo Kim, Tae Nyun Kim, Hong Jae Kim, Yu Ri Kim, Yu Mi Kim, Sung A Kim, Do Hyoung Kim, Kyoung Won Kim, Ga Young Kim, Han Sang Kim, Jeong Ri Kim, Gwi Deuk Kim, Won Sik Kim, Bit Na Kim, Tae Hong Kim, Su Bin Kim, Mi Jin Kim, Min Seok Kim, Jung Hee Kim, Seon Woo Kim, Kwang Yeol Kim, Young Ho Kim, Pil Rok Kim, Jae Won Kim, Min A Kim, Yeon Soo Kim, Hee Sung Kim, Bae Ho Kim, Ji Un Kim, Mu Sung Kim, Dong Hyung Kim, Ji Hoon Kim, Do Won Kim, Tae Il Kim, Amal Kiran, Myung Ju Ko, Min Seok Ko, Han Young Ko, Seong Woon Ko, Ki Duk Ko, Myung Ah Ko, Hun Min Ko, Hyuk Jin Ko, Ju Yeong Ko, Seo Yoon Ko, Seung Hee Ko, Young Sam Koh, Kee Young Koh, Myung Kyun Koh, Andrew Kong, Ja Min Koo, Ja Rang Koo, Bon Woong Ku, Jinju Ku, Tanmay Kulkarni, Aditya Kumar, Surbhit Kumar, Rajdeep Kumar, Rohit Kunal, Eun Young Kwak, You Jin Kwak, Yeon Kyeong Kwak, In Soo Kwak, Tae Hyun Kwon, Do Yeon Kwon, Sung Il Kwon, Hong Zoon Kwon, Hye Seong Kwon, Bum Jun Kwon, Hyung Sin Kwon, Bong Jin Kwon, Yong Suk Kwon, Yong Chil Kwon, Min Kyoung Kwon, Na Hyun Kwon, Yong Yeob Kwon, Bong Hyeok Kwon, Nam Hyung Kwon, Hee Sook Kwon, Min Su Kwon, Oh Sung Kwon, O Geun Kwon, Deoc Kyung Kwon, Min Ah Kwon, Su Jin Kyung, Daniel Lamblin, Tianlu Lan, Byoung Hee Lee, Seongjun Lee, Kwang Woon Lee, Han Jun Lee, Jae Won Lee, Ji Youn Lee, Ju Hyun Lee, Hang soo Lee, Sun Seung Lee, Yul Hee Lee, Jae Ran Lee, Min Woo Lee, Yoon Kyung Lee, Gil Ho Lee, Mi Ri Lee, Ok Su Lee, Woo Cheul Lee, Sang Hoon Lee, Jae Yong Lee, So Yun Lee, Sung Dae Lee, Ted Lee, Seong Soo Lee, Sung Hyuk Lee, Sung Jin Lee, Hak Sung Lee, Seong Ku Lee, Won Hee Lee, Seok Ho Lee, Jung Hwa Lee, Young Joo Lee, Young Hwan Lee, Kyu Taik Lee, Ja Young Lee, Chang Hyun Lee, Hyung Joo Lee, Se Eun Lee, Ki Suk Lee, Juong-sik Lee, Woo Yeol Lee, Yong Hee Lee, Seong Jin Lee, Hyun Chang Lee, Sang Yong Lee, Youn Jeong Lee, Seung Won Lee, Ro Woon Lee, Dong Hoon Lee, Ik Doo Lee, Jung Tae Lee, Jong Ryul Lee, Susie Lee, Jang Hyun Lee, Kevin Lee, Min Seok Lee, Ji Hae Lee, Eun Jae Lee, Hyun Ju Lee, Eun Jung Lee, Won Guk Lee, Jong Wook Lee, Su Hyang Lee, Jong Won Lee, Jin Su Lee, Sung Jae Lee, Hye Song Lee, Hye Bin Lee, Kyung Jae Lee, Jeong Hwan Lee, Jae Jong Lee, Byung Lee, Yang Ho Lee, Do Dan Lee, Yong Hee Lee, Hyo Soon Lee, Ji Won Lee, Jeong Sik Lee, Jeong Ha Lee, Ji Man Lee, Jee Eun Lee, Jae Hee Lee, Jeong Hun Lee, Sang Hyun Lee, Jaewon Lee, Chung Kyo Lee, Na Ri Lee, Tae Hoon Lee, Joon Hee Lee, Sung Won Lee, Randy Earl Lee, Dong Hyun Lee, Hye Ri Lee, Sun Heub Lee, Jeong Hyun Lee, A Ram Lee, Tae Hwan Lee, Young Mi Lee, Sang Kil Lee, Jung Ho Lee, Jae Hyun Lee, Jin A Lee, Seung Tak Lee, Hyun Jin Lee, Sang Hyun Lee, Suk Hoon Lee, Jung Seub Lee, Jung Hwan Lee, Jae Eun Lee, Ju Hyeon Lee, Sang Deok Lee, Si Cheol Lee, Su Min Lee, Kwang Jae Lee, Ji Yeon Lee, Young Heon Lee, Chang Hun Lee, Hyun Jin Lee, Jae Ho Lee, Jae Jun Lee, Jae Sung Lee, Byung Woo Lee, Na Yeon Lee, Jae Hyuk Lee, Chang Jin Lee, Seok Woo Lee, Moon Yong Lee, Eung Soo Lee, Ye Na Lee, Hyun Young Lee, Sang Young Lee, Ga Eun Lee, Seung Min Lee, So Jeong Lee, Ji Hyun Lee, Hyun Pyo Lee, Sang Yun Lee, Ji Ho Lee, Hyun Na Lee, Kyong Seok Lee, Yong Seok Lee, Jeong Tae Lee, Byeong Yong Lee, Sung Su Lee, Jin Rae Lee, Sang Min Lee, Seung Jun Lee, Won Moon Lee, Da Ae Lee, Eun A Lee, Min Jeong Lee, Ga In Lee, Young Hee Lee, Gil Woong Lee, Hana Lee, Hong Ryul Lee, Hye Jung Lee, Sung Bom Lee, Jang Hee Lee, Hyun Jin Lee, Jae Uk Lee, So Jung Lee, Ho Geuk Lee, Dong Hwan Lee, Je Hoon Lee, Eun Woo Lee, Kang Tae Lee, Kyung Eun Lee, Ji Hae Lee, Tae Jun Lee, Dong Jun Lee, Byoung Hyun Lee, Na Hyeon Lee, Ji Min Lee, Sang Heon Lee, Young Mi Lee, Seoung Ki Lee, Seung Hwan Lee, Bo Gyeong Lee, Sun Won Lee, You Jeong Lee, Jae Hyoung Lee, Guk Hwa Lee, Jun O Lee, Min Seok Lee, Won Joon Lee, Won Il Lee, Kyeong Yong Lee, Hoon Lee, Seok Bum

Lee, Kwon Lee, Sun Ho Lee, Yun Jeon Lee, Jin Hyuk Lee, Yu Jin Lee, Hwa Jin Lee, Jun Seong Lee, Young Hyeon Lee, Seong Joon Lee, Hye Jin Lee, Ji Hye Lee, Su Yeong Lee, Inn Ae Lee, Yong Jin Lee, Jun Hyoeng Lee, Je Wook Lee, Hyun Min Lee, Kwang Hee Lee, Seung A Lee, Hyun A Lee, Jeong Hoon Lee, Set Byeol Lee, Kyung Hwa Lee, Jeong Hoon Lee, Chang Seok Lee, Yeon Ho Lee, Chan Ho Lee, Sangyong Lee, Sung Jae Lee, Ga Hee Lee, In Young Lee, Eun Joo Lee, Dong Hyuk Lee, Hee Seung Lee, Hyun Ku Lee, Seo Kyoung Leem, Michael Li, Jie Li, Manlin Li, Weiquan Li, Zichun Li, Hui Li, Shunduo Li, Nan Li, Pengxing Li, Deqian Li, Xiang Li, Ning Li, Qiang Li, Xiaoxuan Li, Zhongnan Li, Zhe Li, Lei Li, Yanxiang Li, Jing Li, Dongrong Li, Chen Li, Wenbin Lian, Yanxuan Liang, Yinhao Liang, Xiukun Liang, Donghong Liao, Kyu Hoon Lim, Ji Eun Lim, Keun Young Lim, Youngwan Lim, Young Soo Lim, Ho Hyun Lim, Jae Young Lim, Dong Sung Lim, Byoung In Lim, Ji Eun Lim, Won Ho Lim, Tae Yeon Lim, Ji Yoon Lim, Kyoung Jin Lim, Sook Hyun lim, Do Sung Lim, Min Ji Lim, Byung Hoon Lim, Jong Eun Lim, Jae Won Lim, Su Hwan Lim, Byeong Suk Lim, Yeon Hee Lim, Mi Sun Lim, Jong Kook Lim, Gun Song Lim, Qianshui Lin, Stuart Barry Lincoln, Xianbing Ling, Guofu Liu, Weili Liu, Lidan Liu, Chang Liu, Liping Liu, Bingqing Liu, Yushu Liu, Jichao Liu, Jun Liu, Yinqing Liu, Xiao Lu, Qimeng Luo, Yan Luo, Pan Luo, Leming Lv, Dan Ma, Tianzhu Ma, Chunyang Ma, Yuanzhi Ma, Zhen Ma, Qilin Ma, Ke Ma, Elangovan Madhivanan, Anthony Marmolejo, Fernando Martincic, James Masse, Shuyun McMaster, Rajesh Medidhi, Sheng Meng, Darin Miller, Scott Millsom, Kyung Hoon Min, Zee Young Min, Jie Min, Jeong Jae Min, Yoo Kyoung Min, Joung Hun Min, To Ran Min, Kyung Wook Min, Mi Ryung Min, Hyun Sik Minh, Sudipti Mishra, Wenting Mo, Sung Jin Moon, Ssu Rey Moon, Bo Ra Moon, Dae Jin Moon, Jong Won Moon, Bo Ram Moon, Ki Hwan Moon, Jeong Yeol Moon, Si Jeong Moon, Paul Morabito, Jun Young Mun, Seong Jin Mun, Jeffrey Lawrence Munoz, Kumar Munusamy, Ramesh Muthiah, Sung Ho Myung, Bo Ah Na, Doug Kwan Na, Jae Won Na, You Mi Na, Jae Yeong Na, Yun A Na, Sung Uk Na, Vinaykumar Nair, Ji Seung Nam, Ki Young Nam, Bo Won Nam, Kye Hyang Nam, Hyun Suk Nam, Young Joo Nam, Seung Hyeok Nam, Mi Na Nam, Sun Ju Nam, Jae Woo Nam, Guangjun Nan, Subrahmanya Pramod Nanduri, Tonmoy Navare, Akansha Nema, Dang Nguyen, Khoa Nguyen, Jun Ni, Hee Tae No, Dae Keun Noh, Ki Seong Noh, Mi Seul Noh, Geum Bi Noh, Joseph Nathan Nortman, Raghavendra Nyamagoudar, Jeong Shim O, Samuel OBrien, Jeung Hoon Oh, Chang Gyu Oh, Jeong Seok Oh, Cham Oh, Dai Young Oh, Sungmin Oh, Soh Hyun Oh, Jae Joon Oh, Gil Hyun Oh, Ji Soo Oh, Eu Gene Oh, Ye Sol Oh, Min Hyuk Oh, Young Eun Oh, Chang Oh Oh, Jun Suk Oh, Chung Hun Oh, Kyoung Seok Oh, Ji Na Oh, Yu Ri Oh, Aaron Oh, Tae Hyung Oh, Se Jin Oh, Khek Wei Ong, Sang Mu Ou, John Hong Ouyang, So Young Paik, Yongxing Pan, Yao Pan, Zhengbin Pan, Gopal Krishna Pandey, Narendra Parihar, Young Jin Park, Young Woong Park, Winston Kyungwoo Park, Ji Won Park, Seong Eun Park, Byoung Yong Park, Hyoung Chai Park, Yong Jun Park, Hyu Sang Park, Jung Joon Park, Jongyoung Park, Seok Hwi Park, Hye Lim Park, Yoon Mi Park, Gyu Cheol Park, Jong Yul Park, Kun Young Park, Ha Na Park, Byung Woo Park, Hyun Jun Park, Tae Min Park, Ji Hyuk Park, Jun Ser Park, Hee Yong Park, Wang Kun Park, Jae Young Park, Min Ji Park, Ju Young Park, Mi Ran Park, Sung Hyuk Park, Kue Seok Park, Kyu Nam Park, Kyung Sook Park, Sang Eun Park, Hwan Kyun Park, Su Hee Park, Yoo Jun Park, Jae Kwan Park, Ik Hyung Park, Eu Gene Park, Chang Hyun Park, Min Hyun Park, Young Jun Park, Sun Young Park, Ju Bong Park, Sang Hee Park, Joseph Park, Jung Sun Park, Young Woon Park, Tae Joon Park, Woo Jung Park, Seong Ah Park, Seok Yeol Park, Mi Sun Park, Ju Young Park, Tae Jun Park, Ki Young Park, Hye Jin Park, Tae Kyoung Park, Won Kuk Park, Chan Woo Park, Ji Hyeong Park, Joo Young Park, Chang Kyu Park, Chung Won Park, Ji Yeon Park, Seung Hoon Park, Ji Eun Park, Ji Won Park, Sae Mee Park, Gyu Yong Park, Sung Min Park, Hye Min Park, Seon Yeong Park, Ha Ram Park, Jung Hoi Park, Dong Hyun Park, Byeong Kook Park, Hyun Sik Park, Yu An Park, Jong Hyun Park, Yi Seul Park, Sang Hwan Park, Sung Won Park, Gil Nam Park, Cho Hee Park, Tae Hyun Park, Jeong Soo Park, Jong Won Park, Hyo Kun Park, Jong Bum Park, Young Jae Park, Jong Kon Park, Kyong Sub Park, Hyung Ha Park, Joo Ho Park, Hyun Suk Park, Sun Mi Park, Sang Jin Park, Mi Ae Park, Ji Yeon Park, Se Ho Park, Dong Woon Park, Won Park, Sang Chan Park, Eun Hye Park, Ravi Peela, Chunxiang Pei, James Peng, Chen Peng, Mengyuan Peng, John Pham, Ngoc Quan Pham, Xingxiu Piao, Arden Pineda, Aaron Pollack, Ji Seon Pyo, Seung Ha Pyun, Wenzhu Qian, Ying Qin, Juan Qu, Jason Ramsey, So Young Ree, Erik Rehn, Jitao Ren, Myeong Ju Rhee, Seung Min Rhu, Seunghyun Roh, Hyun Jung Roh, Hyun Jung Roh, Patrick Ryan, Su Bin Ryoo, Je In Ryu, Kyung Lim Ryu, Jun Seon Ryu, Hyun Tae Ryu, Hyun Jung Ryu, Seong Min Ryu, Seong Ho Ryu, Arvind Sabharwal, Hee Young Sah, Varun Samtani, Karandeep Sandhu, Fabian Sandoval, Sukhbir Sangha Reyatt, Sunita Sarin, Timothy Schoenharl, Rajorshi Sen, Wan Seok Seo, Chul Seo, Jung Soo Seo, Hyun Kyung Seo, Jung Hoon Seo, Bong Oh Seo, Il Hee Seo, Jeong Ah Seo, Sohyun Seo, Min Ji Seo, Mi Kyung Seo, Jin Won Seo, Sung Duk Seo, Kyung Ae Seo, Chae Hyok Seo, Dong Jae Seo, Yeon Joo Seo, Hye Jin Seo, Bong

Hak Seok, Won Ho Seok, Dong Ju Seok, Jae Iek Seol, Hye In Seon, Tae Jun Seong, Chi Gyeong Seong, In Gyu Seong, Chaoshu Sha, Kunal Sharma, Chengcheng Shen, Yilu Shen, Weiwei Shen, Yun Shen, Xin Shi, Zhefu Shi, Jiaqing Shi, Jiayi Shi, Yingying Shi, Yilu Shi Farmer, Kyu Cheol Shim, Tae Seob Shim, Jaedong Shin, Hyun Wook Shin, Myung Sup Shin, Min Soo Shin, Ji Yeon Shin, Gee Won Shin, Yeon Ju Shin, Eun Mi Shin, Dong Woo Shin, Ji Sun Shin, Ju Hyeon Shin, Sang Hun Shin, Na Ra Shin, Yong Jun Shin, Ju Il Shin, Kook Ki Shin, Ji Hee Shin, Taek Yong Shin, Yu Ri Shin, Jae Hyeon Shin, Ju Hwan Shin, Eun Ju Shin, Hye Jung Shin, Hyun Sik Shin, Ki Tae Shin, Ye Sol Shin, Hee Hong Shin, Jang Soon Shin, Nandish Siddapura, Hyun Sub Sim, Divya Jyoti Singh, Deepak Singh, Shilpy Sinha, Nerooban Sithamparanathan, Hong Ju Sohn, Seok Joo Sohn, Michael Sommers, Hyo Jung Son, So Yeon Son, Kwon Son, Seok Jo Son, Seung Pyo Son, Young Hoon Son, Jeong Eun Son, Ung Bea Son, Eun Young Son, Mi Ra Son, Seung Do Son, Sung Wook Son, Young Kwan Son, Ah Ram Son, Jong Han Son, Hoi Jong Son, Myung Soo Song, Wei Song, Yoo Deok Song, Hye Joo Song, Eun Sook Song, Gil Hyun Song, Jae Hoon Song, Jung Min Song, Min Sun Song, Kyung Seok Song, Sung Woo Song, Hwon Song, Seung Jae Song, Chul Woo Song, Min Su Song, Qingwei Song, Chiho Song, Myeong Jin Song, EunKyoung Song, Halina Sraga Nabielec, William Stewart, Kamal Suffoletta, Niranga Sumanatilleke, Xuelei Sun, Xiaoli Sun, Jong In Sun, Yeon Il Sung, An Na Sung, Gwang Hyeon Sung, Chang Hoon Sung, Tharachand Suryadevara, Ashish Suryavanshi, Virgile Noeetienne Sznaper, Qidong Tang, Meng Tang, Amela Thaviseth, Mancang Tian, Danmeng Tu, Yoonsik Um, Ju Hyun Um, Abhinav Upadhyay, Satyavaraprasad Vadlamudi, Sunkyung Valle, Rajat Varshney, Sotirios Varvarigos, Jeanne Vaz, Vinay Verma, Remesh Vijayan, Rahul Narendra Vora, Ke Wang, Pinglang Wang, Lei Wang, Dongcheng Wang, Shuang Wang, Lei Wang, Weiqing Wang, Yang Wang, Ting Wang, Baijun Wang, Bo Wang, Nan Wang, Su Hye Wang, Miao Wang, Yen Chun Wang, Jiaxin Wang, Liang Wang, Aidong Wang, Shengyu Wang, Wei Wei, Jin Chan Wei, David Weiland, Jie Weng, Qian Weng, Myungjae Won, Jun Young Won, Seong Yeong Won, Jong Hyun Won, Gyu Ung Won, Yong Suk Won, Katherine Wong, Su Ji Woo, Jung Kwan Woo, Mi Ra Woo, Hee Song Woo, Sang Hyun Woo, Hyun Ju Woo, Sung Ju Woo, Ri Na Rae Woo, Xiaofeng Wu, Hao Wu, Guoxu Wu, Lifeng Wu, Ting Wu, Ye Wu, Jian Wu, Ya Chieng Wu, Hao Wu, Wenbin Wu, Zonghan Wu, Kai Xiao, Peijun Xie, Xingxing Xie, Kang Xie, Fenghuang Xie, Lisa Xie, Li Xiong, Senlin Xiong, Hui Xu, Hui Xu, Huanzhu Xu, Zhijun Xu, Jessica Xu, Zonghui Xu, Prajyoth Yamarthi, Sun Kyung Yang, Zhen Yang, Byung Suk Yang, Jingyi Yang, Jeong Kwon Yang, Myeong Woo Yang, Hyeong Bea Yang, Hye Sun Yang, Hae Sook Yang, Wenfeng Yang, Eun Chong Yang, A Reum Yang, Ji Yi Yang, Zhiguang Yang, Jeon Mo Yang, Jun Woo Yang, Hyeon Jin Yang, Seon Ju Yang, Yoo Jik Yang, Ji Suk Yang, Yun Yao, Beibei Ye, Jun Ye, Longjun Ye, Un Ho Yeo, Ji Hye Yeo, Jeong Min Yeo, Seong Guk Yeom, Hang hee Yi, Sang Ho Yim, Han Wook Yim, Chi Su Yim, Ping Yin, Kang Yin, Zemu Ying, Jae Eun Yoo, Sung Hoon Yoo, Byung Nam Yoo, Jung Mi Yoo, In Sun Yoo, Hong Min Yoo, Jae Hong Yoo, Joo Bong Yoo, Tae Jong Yoo, Yeon Jong Yoo, Min Hyuck Yoo, Sung Ho Yoo, Hae Young Yoon, Yong Hyun Yoon, Hee Jun Yoon, Chee Hyung Yoon, Ki Yool Yoon, Jin Young Yoon, Ji Won Yoon, Ji Hyun Yoon, Sul Beum Yoon, Ji Hyeon Yoon, Sung Hun Yoon, Cheol Yoon, Yeo Sun Yoon, Byung Do Yoon, Young Woo Yoon, So Yoon Yoon, Kyung Hee Yoon, You Kyung Yoon, Gil Ro Yoon, Chan No Yoon, Hae Young Yoon, Jin Hyo Yoon, Hyuck Yoon, Sun Young Yoon, Jung Yeon Yoon, Byong Jo Yoon, Shiro Yoshida, Mi Ra You, Seung Mo You, Lee Na You, Chang Keun You, Sun Hee Youn, Mi Hwan Youn, Xinqi Yu, Seong Su Yu, Kairu Yu, Wenyuan Yu, Shiyi Yu, Hyun Deok Yu, Sin Ju Yu, Feifei Yu, Ji Hye Yu, Seon Myeong Yu, Yajing Yu, Chen Yuan, Tae Sik Yun, Young Do Yun, Min Sung Yun, Jae Jin Yun, Bum Han Yun, Young Ho Yun, So Hee Yun, Kyoung Jun Yun, Jung Pyo Yun, Jae Eun Yun, Jong Hee Yun, Ki Chang Yun, Han Bit Yun, Min Hee Yun, Yong Zang, Yining Zang, Rujun Zeng, Hongwei Zhang, Zhiguo Zhang, Xuefei Zhang, Guangyao Zhang, Yufeng Zhang, Kai Zhang, Ming Zhang, Wei Zhang, Panfeng Zhang, Yun Zhang, Peng Zhao, Jun Zhao, Lizhuang Zhao, Luyun Zhao, Rubin Zhao, Min Zhao, Yang Zhao, Dan Zhao, Xin Zheng, Bin Zheng, Zhigang Zhong, Yan Zhou, Xiao Zhou, Jinglu Zhou, Yu Zhou, Guoyan Zhou, Zheyin Zhou, Lida Zhu, Wenhua Zhu, Xia Zhu, Xiufang Zhu, Rongzheng Zhu, Wenjing Zhu, Like Zhuo, Hao Zuo, Ko Eun Lee, Ye Zhu, Tong Sun, and Xiaofan Wu.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or

•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Cooley LLP, Palo Alto, California.
EXPERTS
The financial statements of Coupang, LLC incorporated in this prospectus by reference to Coupang, Inc.'s Amendment No. 2 to the Registration Statement on Form S-1 filed on March 9, 2021 have been so incorporated in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 9, 2021 (File No. 333-253030), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
•The Registrant’s Prospectus filed on March 11, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-253030).
•The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on February 25, 2021 (File No. 001-40115) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.aboutcoupang.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Coupang, Inc., Attention: Corporate Secretary, Tower 730, 570, Songpa-daero, Songpa-gu, Seoul, Republic of Korea, 05510, +82 (2) 6150-5422.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 9, 2021 (File No. 333-253030), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed
•The Registrant’s Prospectus filed on March 11, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-253030).
•The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on February 25, 2021 (File No. 001-40115) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.
The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.
The indemnification provisions in the Registrant’s certificate of incorporation, bylaws, and the indemnification agreements that it has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.
The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.
Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.
Item 8. Exhibits.
EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Certificate of Incorporation of the Registrant.	S-1	333-253030	3.1	March 1, 2021
4.2	Bylaws of the Registrant.	S-1	333-253030	3.2	February 12, 2021
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Samil PricewaterhouseCoopers, independent registered public accounting firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature page hereto).
99.1	Coupang, LLC Third Amended and Restated 2011 Equity Incentive Plan, as amended, and related form agreements.	S-8	333-254117	99.1	March 11, 2021

*Filed herewith.
Item 9. Undertakings.
(A)The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, Republic of Korea, on March 18, 2021.

COUPANG, INC.

By:	/s/ Gaurav Anand
Gaurav Anand
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bom Suk Kim, Gaurav Anand, and Emily Epstein and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bom Suk Kim	Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2021
Bom Suk Kim

/s/ Gaurav Anand	Chief Financial Officer (Principal Financial Officer)	March 18, 2021
Gaurav Anand

/s/ Michael Parker	Chief Accounting Officer (Principal Accounting Officer)	March 18, 2021
Michael Parker

/s/ Matthew Christensen	Director	March 18, 2021
Matthew Christensen

/s/ Lydia Jett	Director	March 18, 2021
Lydia Jett

/s/ Neil Mehta	Director	March 18, 2021
Neil Mehta

/s/ Benjamin Sun	Director	March 18, 2021
Benjamin Sun

/s/ Kevin Warsh	Director	March 18, 2021
Kevin Warsh

/s/ Harry You	Director	March 18, 2021
Harry You